Exhibit 99.1

CRYSTAL RIVER CAPITAL CLOSES $50 MILLION PRIVATE PLACEMENT

OF TRUST PREFERRED SECURITIES

NEW YORK, NY—March 20, 2007—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) announced today that it has sold $50 million of Trust Preferred Securities through its consolidated statutory trust subsidiary, Crystal River Preferred Trust I. The subsidiary's assets consist solely of $51,550,000 of junior subordinated notes concurrently issued by Crystal River with terms that mirror the Trust Preferred Securities.

The Trust Preferred Securities have a 30-year term ending April 2037, are redeemable at par on or after April 30, 2012 and pay distributions at a fixed rate of 7.68% (7.77% including the amortization of fees and expenses) for the first five years ending April 2012 and thereafter, at a floating rate of three month LIBOR plus 2.75% (LIBOR plus 2.84% including the amortization of fees and expenses). Proceeds from the issuance will be used to fund future investment activity.

The Trust Preferred Securities were sold in a private transaction exempt from registration under the Securities Act of 1933. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Crystal River Capital, Inc. (NYSE: CRZ) is a specialty finance REIT that invests in real estate related securities, such as commercial and residential mortgage-backed securities (CMBS and RMBS), commercial real estate (CRE), real estate loans and instruments, and other alternative asset classes. The Company focuses on investment opportunities across the entire real estate investment spectrum that are consistent with its goals of generating high current income and long-term capital appreciation. Crystal River commenced operations in 2005, and at year-end 2006 had in excess of $3.7 billion in assets. It is externally managed and advised by affiliates of Brookfield Asset Management.

For more information about Crystal River or a copy of this press release visit its website at www.crystalriverreit.com.

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

COMPANY CONTACT

Marion Hayes

Investor Relations

Crystal River Capital, Inc.

(212) 549-8413

mhayes@crystalriverreit.com

[CRZ-F]